Exhibit 22

                        SUBSIDIARIES OF THE REGISTRANT



Name of Subsidiary                                      State of Incorporation
------------------                                      ----------------------

CIMSA Financial Corporation...........................                 Arizona

ASR Finance Corporation...............................                 Arizona

ASR Mortgage Acceptance, Inc..........................                 Arizona

Residential Mortgage Acceptance, Inc..................                Delaware

ASR Properties, Inc...................................                 Arizona

ASV -- II Properties, Inc.............................                 Arizona

ASV -- XVII Properties, Inc...........................                 Arizona

RMA Investments Holding, Inc..........................                 Arizona

ASC -- I Properties, Inc..............................                 Arizona

ASC -- II Properties, Inc.............................                 Arizona

ASC -- III Properties, Inc............................                 Arizona

ASC -- IV Properties, Inc.............................                 Arizona

ASC -- V Properties, Inc..............................                 Arizona